UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Cell Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENGLISH TRANSLATION OF THE DEFINITIVE NOTICE OF CALL OF ANNUAL MEETING OF SHAREHOLDERS PUBLISHED IN ITALY ON AUGUST 28, 2009.

CELL THERAPEUTICS, INC.

Registered office: 501 Elliott Avenue West, Suite 400

Seattle, WA 98119, USA

Notice of call of Annual Meeting of Shareholders to be held on

Tuesday, October 20, 2009

To our Shareholders:

The Annual Meeting of Shareholders (the “Annual Meeting”) of Cell Therapeutics, Inc., a Washington corporation (the “Company”), is expected to be held on Tuesday, October 20, 2009, at 10 a.m. (Seattle time), at the Company’s headquarters at 501 Elliott Avenue West, Seattle, Washington 98119 to discuss and resolve upon the following matters:

1.	To elect three Class III directors to the Company’s Board of Directors (the “Board”), each to serve until the 2012 Annual Meeting;

2.	To approve an amendment to the Company’s 2007 Equity Incentive Plan to increase the number of shares available for issuance under the plan by 45,000,000;

3.	To approve an amendment to the Company’s 2007 Employee Stock Purchase Plan to increase the number of shares available for the issuance under the plan by 500,000 shares;

4.	To ratify the selection of Stonefield Josephson, Inc. as the Company’s independent auditors for the year ending December 31, 2009;

5.	To approve the issuance of shares of the Company’s common stock as consideration under the Second Amendment to Acquisition Agreement, which amends the Acquisition Agreement with Systems Medicine, Inc. dated as of July 24, 2007, as amended by that certain First Amendment to Acquisition Agreement dated as of January 6, 2009 and that certain Cancellation Agreement dated as of January 23, 2009; and

6.	To approve any matter which may be required by Washington law or any listing authority whose regulations apply to the Company’s shares;(*)

7.	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

(*)	The Company is not aware of any additional matters required to be resolved upon at the Annual Meeting pursuant to Washington law or any listing authority whose regulations apply to the Company’s shares; as a result, no such proposal will be presented at the Annual Meeting.

The Company’s shareholders (the “Shareholders”) are cordially invited to attend our Annual Meeting in person or via a webcast. Shareholders of record at the close of business on September 14, 2009, the record date established by the Board (the “Record Date”), will be entitled to vote at the Annual Meeting. The Shareholders shall have the right to exercise their voting rights at the Annual Meeting even if the date of the Annual Meeting is adjourned or postponed. A complete list of the Shareholders having the right to receive the call notice of the

Annual Meeting and to exercise his or her voting rights, will be available for review by the Shareholders, for any reason concerning the Annual Meeting, at the office of the Secretary of the Company at Elliott Avenue West, Suite 400, Seattle, Washington 98119 beginning ten days prior to the Annual Meeting.

The Shareholders whose shares are held in Italy through Monte Titoli S.p.A. (the “Italian Shareholders”), may obtain from their intermediaries through which they hold their shares (the “Depositary Banks”) the certification for attendance at the Annual Meeting (the “Certification”) which is to be presented in order to attend the Annual Meeting and to vote in person. Alternatively, the Italian Shareholders may vote by mail, submitting the proxy card included in the proxy statement or available on the website of the United States Securities and Exchange Commission (www.sec.gov) and available on the Company’s website (www.celltherapeutics.com), as duly filed in, executed and delivered, to the Company’s Headquarters, together with the Certification. The name indicated on the proxy card must exactly match with the name as printed on the Certification.

Please note that the Company expects that the final proxy statement will be available on September 15, 2009, or about that date on the website of the United States Securities and Exchange Commission (www.sec.gov) and on the Company’s website (www.celltherapeutics.com) and in paper form at Depositary Banks, at the office of Borsa Italiana S.p.A. and at the office of the Company’s Italian legal counsel Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli) at Via Dante 7, 20123 Milan (if you have any questions, please call Elena Murador, Investor Relations at Cell Therapeutics, at 39 335 6982498). The Shareholders are cordially invited to examine the proxy statement and, in particular, the section regarding the matters to be discussed and resolved at the Anuual Meeting, which will be described, in greater detail.

In order to facilitate the voting rights related to the Company’s shares and in order to help permit the Annual Meeting to achieve the quorum required and to validly resolve upon the Annual Meeting matters, certain Italian banks have agreed—unless otherwise instructed by the relevant Shareholders—to make book-entry transfer of the Company’s shares, or part of all, held in name and on costumers’ account by such banks, to their United States correspondent banks, which will then transfer the shares to an account of the Italian bank at a United States affiliate broker-dealer on the relevant Record Date. This process permits such broker-dealers, under the securities laws of the United States and the rules of the New York Stock Exchange, to count these shares for the purpose of achieving quorum and to vote these shares in the event that Shareholders do not instruct their broker to vote the shares pursuant to the modalities provided in the proxy statement. The Italian Shareholders will have, in any case, the right to provide instructions to the United States affiliate broker dealer in order to abstain from taking any action with reference to the shares, including the exercise of the voting right. As a result, if a Shareholder does not exercise his or her voting right or give separate voting instructions on or before the date of the Annual Meeting, the transferred shares will be voted by the United States broker pursuant to the discretionary authority granted them under Rule 452 of the New York Stock Exchange.

The Italian Shareholders may also vote via Internet or by phone if their shares are held directly by a United States broker account in the Shareholder’s name before and at least on the Record Date. Once the shares are held by a United States broker, an Italian Shareholder may receive the meeting documentation (including the proxy statement) at his or her address, together with a security code to be used for voting on the website www.proxyvote.com or by calling the telephone number shown on the voting documentation. The Italian Shareholders are invited to contact their Depositary Bank to understand the procedure associated with the transfer mentioned herein. Please note that the costs deriving from the transfer, including those debited or claimed by the United States broker for the management of the account in the United States, shall be borne by the Italian Shareholder requesting the transfer of its shares.

The Italian Shareholders may also request to be registered in the Company’s shareholders book at any time as a record holder. The Italian Shareholders are invited to contact their bank to understand the procedure for such registration, which would include, inter alia, the submission of a registration request (together with a ownership certification) to the Company’s transfer agent, the removal of the shares from Monte Titoli’s account and their transfer to the United States directly in name of the Italian Shareholder. Please note that registration in the Company’s shareholders book may limit the disposal rights related to the shares or make its exercise more complex.

Therefore, the Italian Shareholders are kindly invited to contact their Depositary Banks so that the Shareholders can receive the Annual Meeting documentation, including the proxy card, and the instruction concerning the voting modalities.

On behalf of Company,

/s/ Louis A. Bianco
Louis A. Bianco Executive Vice President, Finance & Administration

August 28, 2009

The Company will file a proxy statement and other documents regarding the Annual Meeting described in this Notice of Call of Annual Meeting of Shareholders with the United States Securities and Exchange Commission (the “SEC”). The Company’s shareholders are urged to read the proxy statement and other relevant materials when they become available, because they will contain important information about the Company, the Annual Meeting and related matters. Shareholders may obtain a free copy of the Company’s proxy statement when available, and other documents filed by the Company with the SEC at the SEC’s website (www.sec.gov), on the Company’s website (www.celltherapeutics.com), in paper form at the Depositary Banks, at the office of Borsa Italiana S.p.A. and at the office of the Company’s Italian legal counsel Legance Studio Legale Associato (contact person: Mr. Giorgio Vanzanelli) at Via Dante 7, 20123 Milan.